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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement No. 33-14517 on Form N-1A of our report dated September 10, 2001 appearing in the July 31, 2001 Annual Report of Merrill Lynch Equity Income Fund, Inc. (formerly Merrill Lynch Strategic Dividend Fund), and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
November 9, 2001